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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): December 11, 2000

                            SWITCHBOARD INCORPORATED
             ------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                  000-28871                 04-3321134
----------------------------   -----------------------    -------------------
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                     Identification No.)


                       115 FLANDERS ROAD
                    WESTBORO, MASSACHUSETTS                 01581
           ---------------------------------------------------------
           (Address of Principal Executive Offices)       (Zip Code)


                                 (508) 898-1122
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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            SPECIAL NOTE REGARDING CERTAIN STATEMENTS AND REFERENCES

     This Current Report on Form 8-K contains forward-looking statements which reflect the current judgment of Switchboard Incorporated, a Delaware corporation (the "Registrant"), on certain issues relating to the Registrant's recently announced technology, marketing and services alliance with America Online, Inc., a Delaware corporation ("AOL"). Because these statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially include: the Registrant's alliance with AOL may not generate anticipated revenues or other benefits or may be prematurely terminated or otherwise fail to be successful; local merchants may not view the Registrant's alliance with AOL as an effective advertising vehicle for their products and services; the Registrant must innovate new and enhanced technologies and services and protect its rights in, and otherwise retain the benefits of, such technologies and services; the Registrant's quarterly results are volatile; the Registrant faces intense competition; and the other risks described in the Registrant's Registration Statement on Form S-1 (Commission File No. 333-90013), as amended, and in the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2000, on file with the Securities and Exchange Commission, which factors are incorporated herein by reference.

     References, if any, in this Current Report on Form 8-K and the exhibits hereto, if any, to www.switchboard.com, switchboard.com, CBS Switchboard.com any variations of the foregoing, or any other uniform resource locator, or URL, are inactive textual references only. The information on the Registrant's Website and any other URL is not incorporated by reference into this Current Report on Form 8-K and should not be considered to be a part of this document.

ITEM 5.  OTHER EVENTS

     As of December 11, 2000, Switchboard Incorporated, a Delaware corporation (the "Registrant"), entered into a Directory and Local Advertising Platform Services Agreement (the "Directory Agreement") under which the Registrant formed a technology, marketing and services alliance with America Online, Inc., a Delaware corporation ("AOL"), to develop a new directory and local advertising platform and product set to be featured across specified AOL properties.

     The Registrant and AOL will share specified directory advertisement revenues during the term of the Directory Agreement. In general (i) the Registrant will receive a majority of the first $35.0 million of such directory advertisement revenues and (ii) the Registrant will receive a lesser share of any additional such directory advertisement revenues. The Registrant paid AOL $13.0 million at the signing of the Directory Agreement and, under the terms of the Directory Agreement, will pay to AOL a total of an additional $13.0 million under a schedule that shall end no later than March 11, 2002. AOL has committed to pay at least $2.0 million to the Registrant in consulting fees. The Directory Agreement has an initial term of four years, which term is subject to earlier termination upon the occurrence of specified events, including, without limitation (a) after 24 months and again after 36 months if specified revenue targets have not been achieved and neither party has made additional payments to the other to prevent such termination, (b) if the Registrant is acquired by one of certain third parties or (c) if AOL acquires one of certain third parties and AOL pays to the Registrant a termination fee of $25.0 million.





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     In connection with entering into the Directory Agreement, the Registrant issued to AOL 746,260 shares of its common stock, $0.01 par value per share (the "Common Stock"), and agreed to issue to AOL 746,260 shares of Common Stock if the Directory Agreement continues after two years and an additional 746,260 shares of Common Stock if the Directory Agreement continues after three years. If the Registrant and AOL renew the Directory Agreement for at least an additional four years after the initial term, the Registrant agreed to issue to AOL a warrant to purchase up to 721,385 shares of Common Stock at a per share purchase price of $4.32. The Registrant granted AOL "piggy-back" registration rights and up to two Form S-3 demand registration rights with respect to the foregoing shares of Common Stock.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SWITCHBOARD INCORPORATED

Date: December 11, 2000                 By: /s/ John P. Jewett
                                           -------------------
                                           John P. Jewett
                                           Vice President, Finance and
                                           Chief Financial Officer